Exhibit 10.17

DYNACAST INTERNATIONAL INC.

FORM OF

RESTRICTED SHARE UNIT AWARD AGREEMENT

This Award Agreement (this “RSU Award Agreement”), dated as of [•], 2011 (the “Date of Grant”), is made by and between Dynacast International Inc., a Delaware corporation (formerly known as KDI Holdings Inc.) (the “Company”), and [•] (the “Participant”). Where the context permits, references to the Company shall include any successor to the Company. If this RSU Award Agreement is not executed and returned to the Company by [•], this Award will be null and void ab initio and the Participant will have no rights hereunder.

1. Certain Definitions.

“Administrator” means the Board or a Committee.

“Affiliate” has the meaning provided in the Management Subscription Agreement.

“Board” means the Board of Directors of the Company.

“Change in Capitalization” means, with respect to the Company, any (i) merger, consolidation, reclassification, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) distribution (whether in the form of cash, shares, or other property), share split or reverse share split, (iii) combination or exchange of Shares, (iv) other change in organizational structure, or (v) declaration of a distribution, which the Administrator determines, in its good faith discretion, affects the Shares in a manner such that an adjustment pursuant to Section 7 hereof is necessary for the equitable treatment of the Award.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one or more individuals designated by the Board from time to time.

“Employment Agreement” means the Participant’s employment agreement with the Company dated [•], 2011, as the same may be amended, restated, supplemented or modified from time to time.

“Management Subscription Agreement” means the Subscription Agreement dated as of [•], 2011 by and between the Company and the Participant, as the same may be amended, restated, supplemented or modified from time to time.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Section 409A” means Section 409A of the Code and U.S. Department of Treasury regulations and interpretative guidance issued thereunder.

“Share” means a share of the Company’s common stock, par value $0.001, as the same may be adjusted pursuant to Section 7.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substantial Liquidity Event” means the occurrence of any of the following: (a) the sale by the Company or its stockholders of common stock of the Company pursuant to a registration statement (other than a registration statement on Form S-8, or any successor form thereto) that is filed and declared effective under the Securities Act of 1933, as amended, and provides for an aggregate public offering involving at least $150 million in aggregate price paid by public stockholders; (b) the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of common stock of the Company immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing; (c) the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring person in which the holders of common stock of the Company immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closing; or (d) the closing of any sale by the holders of common stock of the Company of an amount of common stock of the Company that equals or exceeds a majority of the common stock of the Company immediately prior to such closing to a person in which the holders of the common stock of the Company immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

2. Grant of Restricted Share Units. The Company hereby grants to the Participant [            ] restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement. The Participant acknowledges that this grant of RSUs is made in full settlement of the Participant’s rights to receive the grant[s] of [Initial] RSUs described in the section of the Employment Agreement captioned “Equity Award.”

3. Form, Manner and Timing of Payment. Except in the event of an adjustment pursuant to Section 7, each RSU granted hereunder shall represent the right to receive one (1) Share, provided that the RSU becomes vested in accordance with Section 4(b) (Shares subject to RSUs covered by this Award, “RSU Shares”). For each RSU that does not terminate prior to the vesting date shown on Exhibit A hereto pursuant to Section 4(c), the Company shall issue (or cause to be transferred) to the Participant, on the applicable issuance date set forth on Exhibit A (each, an “Issuance Date”), one (1) RSU Share (either by delivering one or more certificates for such Shares or by entering such Shares in book-entry form, as determined by the Company in its discretion). Such issuance (or transfer) shall constitute payment of the RSU. References herein to issuances to the Participant shall include issuances to any other Person to whom (or to which) the RSU Shares are issued in accordance with this RSU Award Agreement, and references herein to the issue or issuance of Shares by the Company shall include references to transfers of Shares caused to be made by the Company in accordance with this Section 3. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Participant or other Person entitled to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 15. The Participant shall have no further rights with respect to any RSUs that are paid or that terminate pursuant to Section 4(c).

4. Restrictions.

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (i) transfers to the Company, or (ii) transfers of vested RSUs by will or the laws of descent and distribution, or (iii) if approved by the Administrator in its sole discretion, transfers of RSUs in accordance with the requirements of Rule 701(c)(3) of the Securities Act or other applicable law.

(b) The RSUs shall be subject to a risk of forfeiture as described in Section 4(c) until they vest in accordance with the vesting schedule set forth on Exhibit A hereto and any additional requirements or restrictions contained in this RSU Award Agreement or applicable law, regulation or exchange listing rule have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(c) Except as otherwise provided in the vesting schedule set forth on Exhibit A hereto, if the Participant’s employment terminates for any reason, such that the Participant has experienced a “separation from service” (as such term is defined in Treasury Regulation §1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder) (a “Termination”), then all rights of the Participant with respect to RSUs that have not vested shall immediately be forfeited without payment of any consideration, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs. Except to the extent expressly otherwise provided in Exhibit A in connection with specified types of Terminations, employment for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a Termination.

5. Voting and Other Rights. The Participant shall have no rights of a shareholder (including voting rights and the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes on account of the RSUs, except with respect to RSU Shares that have been issued.

6. Powers of the Administrator. This award of RSUs (“Award”) shall be administered by the Administrator. The Administrator shall have the power and authority to determine the terms and conditions, not inconsistent with the terms of this RSU Award Agreement, which shall govern the Award and to exercise all powers and authorities either specifically granted hereunder or necessary and advisable in the administration of the Award, subject to the requirements of applicable law or any stock exchange on which the Shares may be traded. No member of the Board or a Committee, nor any officer or employee of the Company or any Subsidiary or Affiliate acting on behalf of the Board or a Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Award, and all members of the Board and any Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

7. Equitable Adjustments; Change in Control Events. In the event of any Change in Capitalization, the Administrator shall make such equitable substitution or proportionate adjustment, or take such other action, as it determines to be necessary, if any, to adjust the Award to reflect the Change in Capitalization. Such an adjustment in connection with a “change in control event” (as such term is used in Treasury Regulation § 1.409A-3(i)(5)(i)) may include, without limitation, the cancellation of the Award in exchange for payment in cash or other property of the aggregate fair market value of the Shares covered by such Award under the circumstances (to the extent then vested).

8. No Rights to Continuation of Employment or Service. Nothing in this RSU Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or Affiliate thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or Affiliate or its shareholders, as the case may be) to terminate the Participant’s employment or service any time for any reason whatsoever. This RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary or Affiliate thereof and any directors, officers or employees of those companies, or (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary or Affiliate thereof, directly or indirectly. The parties acknowledge that the terms of the Participant’s employment are set forth in the Employment Agreement.

9. Restrictive Covenants. The Participant agrees that Section 6 of the Employment Agreement (relating to restrictive covenants) is incorporated herein by reference in its entirety as if contained herein and the Participant understands, acknowledges and agrees that its provisions apply to the Participant for the periods provided therein in accordance with their terms. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which the Participant is otherwise subject.

10. Tax Withholding. The Participant is responsible for all taxes and any tax-related penalties the Participant incurs in connection with the Award. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. The Company in its discretion may alternatively reduce the number of Shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the RSUs at the minimum applicable rates.

11. Section 409A Compliance. This Award is intended to be exempt from, or comply with, Section 409A and to be interpreted in a manner consistent therewith. To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by the Company or any Subsidiary or Affiliate to the Participant (if the Participant is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “non-qualified deferred compensation” pursuant to the RSUs, arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date), accumulated and paid in a lump sum on the first day following the six-month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, upon the Participant’s death). In no event shall the Company or any Subsidiary or Affiliate (or any agent thereof) have any liability to the Participant or any other Person due to the failure of the Award to satisfy the requirements of Section 409A.

12. Governing Law; Jurisdiction; Waiver of Jury Trial. This RSU Award Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to being sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the parties hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in section 7.3 of the Employment Agreement or as otherwise provided under the laws of the State of New York. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees.

14. No Assignment. Except to the extent otherwise permitted under Section 4(a), neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement, the Management Subscription Agreement or applicable law will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

15. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

16. Limitation on the Participant’s Rights; Not a Trust. Receipt of the Award confers no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither this RSU Award Agreement nor the Award, in and of itself, has any assets, and the RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Participant if the RSUs vest pursuant to Section 4. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to the RSUs, as and when payable hereunder.

17. Severability. To the fullest extent that they may effectively do so under applicable law, the parties hereto hereby waive any provision of law which renders any provision of this RSU Award Agreement invalid, illegal or unenforceable in any respect. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

18. Failure to Enforce Not a Waiver. The failure of either party to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

19. Entire Agreement. This RSU Award Agreement (and to the extent consistent herewith, the Management Subscription Agreement) contains the entire agreement and understanding among the parties as to the subject matter hereof and supersedes all prior writings or understandings with respect to the grant of RSUs covered by this Award, including, without limitation, the Employment Agreement. References herein to this RSU Award Agreement include references to Exhibit A.

20. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

21. Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

22. Amendment. Except for an amendment or modification pursuant to Section 7 or Section 11, no amendment or modification that would eliminate a right of the Participant hereunder shall be valid unless it shall be in writing and signed by the parties hereto.

23. Disposition of Shares Issued. RSU Shares received following the vesting of RSUs may be sold by the Participant only on a date or dates, and in such amounts and manner, consistent with Exhibit A and the Management Subscription Agreement.

24. Acknowledgements and Representations. The Participant is acquiring the RSUs and, if and when the RSUs vest, will acquire the RSU Shares covered thereby, solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Participant, by executing this RSU Award Agreement, acknowledges that he is bound by the Management Subscription Agreement and agrees to honor the obligations applicable to him thereunder, as modified by this RSU Award Agreement, with respect to the RSU Shares. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the RSUs and the RSU Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that no market may ever exist for RSU Shares and that they may be of no practical value. The Participant has read and understands the restrictions and limitations set forth in this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this RSU Award Agreement other than as expressly set out in this RSU Award Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

DYNACAST INTERNATIONAL INC.

By

Print Name:

Title:

The undersigned hereby accepts and agrees to all of the terms and provisions of this RSU Award Agreement, including Exhibit A.

PARTICIPANT

Print Name:

[Signature Page to RSU Award Agreement]

EXHIBIT A

Vesting Schedule

Subject to the terms of this RSU Award Agreement, the RSUs shall vest upon the earliest to occur of (i) the consummation of a Qualified Public Offering (as defined in the Management Subscription Agreement) (an “IPO”) while the Participant remains employed by the Company, (ii) a Substantial Liquidity Event that is also a “change in control event,” as such term is used in Treasury Regulation § 1.409A-3(i)(5)(i) (with the Company as the “corporation”), which results in the Company’s equity holders receiving net proceeds in an amount equal to the sum of $250 million plus the amount of any additional equity investments in the Company that occur after the “Effective Date” (as defined in the Employment Agreement) and prior to such change in control event (a “Change in Control”), while the Participant remains employed by the Company, or (iii) the Participant’s Termination by the Company without Cause, the Participant’s Termination by the Company for Disability or a Company Reason, the Participant’s Termination for Good Reason, or the Participant’s Termination by reason of his death, in each case as defined in and pursuant to Section 5 of the Employment Agreement (a “Qualifying Termination”).

Solely if the RSUs vest by reason of a Qualifying Termination, the number of RSUs treated as vested shall equal the product of wxyz where

w equals the lesser of (i) the number of complete one-year periods elapsed from the Effective Date to the Termination date, and (ii) three (3),

x equals 0.3333,

y equals the total number of RSUs granted under this RSU Award Agreement, and

z equals, in the case of a Termination for Company Reason, by the Company by reason of your Disability, or by reason of your death, 0.5, and in the case of a Termination for Good Reason or without Cause, 1.0.

If the RSUs vest by reason of a Qualifying Termination, notwithstanding anything to the contrary contained in the Management Subscription Agreement, (i) any RSUs that are not treated as vested by reason of the immediately preceding sentence shall immediately be forfeited for no consideration, (ii) the RSU Shares subject to such vested RSUs may be transferred (A) by the Participant or his estate to a Permitted Transferee (as defined in the Management Subscription Agreement), (B) pursuant to a call by the Company for in accordance with Section 7 of the Management Subscription Agreement (it being agreed that such call shall be for Fair Market Value, as defined in the Management Subscription Agreement), or (C) upon a subsequent IPO or Change in Control. The RSUs and RSU Shares shall be subject to forfeiture at the election of the Administrator in its sole discretion upon the Participant’s violation of Section 6 of the Employment Agreement.

Issuance Dates

The RSU Shares underlying vested RSUs shall be issued to you as soon as practicable after vesting, but in no event outside of the short-term deferral period (within the meaning of U.S. Treasury Regulation §1.409A-1(b)(4)).